EXHIBIT 12


Boeing Capital Corporation and Subsidiaries
Computation of Ratio of Income to Fixed Charges
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
                                                                        Years ending December 31,
                                             ---------------------------------------------------------------------------------
(Dollars in millions)                             1998             1997            1996             1995            1994
Income:
   Income before provision for
      income taxes                           $      104.6      $      87.8    $        74.9     $      60.3    $       41.1


   Fixed charges                                    130.6            128.2            120.8           105.4           111.8
                                             ---------------------------------------------------------------------------------

   Income before provision for
      income taxes and fixed charges         $      235.2      $     216.0    $       195.7     $     165.7    $      152.9
                                             =================================================================================

Fixed charges:
   Interest expense                          $      126.7      $     124.7    $       117.3     $     101.9    $      108.3
   Preferred stock cash dividends                     3.9              3.5              3.5             3.5             3.5
                                             =================================================================================
                                             $      130.6      $     128.2    $       120.8     $     105.4    $      111.8
                                             =================================================================================

Ratio of income before provision
   for income taxes and fixed
   charges to fixed charges                           1.80             1.68             1.62            1.57            1.37
                                             =================================================================================


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